EXHIBIT 99.3

2012
First Quarter
Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company’s (the “Company” or “AXP”) First Quarter 2012 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made.  Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company’s financial and other goals, are set forth on pages 25-27 of this Supplement, in the Company’s 2011 Annual Report to Shareholders, in its 2011 Annual Report on Form 10-K and in other reports on file with the Securities and Exchange Commission. In addition, certain calculations included within this supplement constitute Non-GAAP financial measures and may differ from the calculations of similarly titled measures by other companies.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

FINANCIAL RESULTS

•
First quarter diluted EPS attributable to common shareholders of $1.07 increased 10% from $0.97 last year.  Total revenues net of interest expense increased 8%.  Return on average equity (“ROE”) was 27.1% and return on average tangible common equity (“ROTCE”), which excludes goodwill and intangibles, was 35.0%.1

BUSINESS METRICS

•	Compared with the first quarter of 2011:

-
Worldwide billed business of $211.2B increased 12% reflecting strong card spending across all segments.  Adjusted for the impact of changes in foreign exchange rates, worldwide billings grew 13%.2  The worldwide billings growth rate was also impacted by the extra Leap Year day in February.

-	Worldwide total cards-in-force of 98.7MM increased 7%, or 6.3MM cards from last year, and increased 1.3MM cards from last quarter.

-
Worldwide average spending per proprietary basic cards-in-force of $3,772 increased 10% versus last year reflecting broad-based improvement in cardmember spending levels.  Adjusted for the impact of changes in foreign exchange rates, worldwide average spending per proprietary basic card also grew 10%.2

-	Worldwide cardmember loan balances of $60.1B increased 4% from $57.8B last year, reflecting higher cardmember spending levels partially offset by higher payment rates.

FINANCIAL HIGHLIGHTS

•
Discount Revenue:  Increased 9%, reflecting 12% growth in billed business volumes, partially offset by a decline in the average discount rate, relatively faster growth in billed business related to Global Network Services (“GNS”), where the Company shares the discount revenue with card issuing partners, and higher contra-revenue items, including corporate incentive payments and cash rebate rewards.

•
Net Interest Income:  Increased 6% versus the prior year, reflecting a 4% increase in average cardmember loans and similar net yield to the prior year, as well as lower non-lending interest expense, partially offset by a reclassification of cross currency funding hedge-related income from interest expense on long term debt and other to other, net expense in Q1’12.

•
Total Provisions for Losses: Increased significantly, reflecting an increase in cardmember lending provision, partially offset by a decline in charge card provision.  Cardmember lending provision increased due to a smaller reserve release in Q1’12 than the reserve release in Q1’11, partially offset by lower write-offs due to improving credit performance within the cardmember lending portfolio.  Charge card provision declined, in part, due to a reserve release in Q1’12 versus a reserve build in Q1’11.

•	Marketing and Promotion Expenses: Decreased 11% versus last year due to lower product media and brand spending, as well as lower card acquisition and loyalty spend.

•
Cardmember Rewards Expense:  Decreased 7%, reflecting greater Membership Rewards-related spending volumes and higher co-brand expense, more than offset by a larger increase in the ultimate redemption rate assumption and corresponding balance sheet liability in Q1’11 than in Q1’12.  The increase in Q1’11 included a change in the U.S. Membership Reward program ultimate redemption rate assumption process, which led to a $188MM ($117MM after-tax) increase in the membership rewards liability.

1
Please refer to Annex 1 for the components of ROE and ROTCE, a non-GAAP measure, on a consolidated basis and Annex 3 for return on average segment capital (“ROSC”) and return on average tangible segment capital (“ROTSC”), a non-GAAP measure, on a segment basis.

2
As reported in this Earnings Supplement, F/X adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended March 31, 2012 apply to the period(s) against which such results are being compared).  The Company believes the presentation of information on an F/X adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

•	Salaries and Employee Benefits Expense: Increased 7%, reflecting merit increases for existing employees, higher incentive-related compensation and higher benefit-related costs.

-	Compared with last year, the total employee count of 63,700 decreased slightly. The total employee count was similar to Q4’11.

•
Reclassification of Cardmember Lending Net Card Fees: The Company revised the income statement reporting of card fees on lending products, increasing net card fees and reducing interest and fees on loans. Corresponding amounts in prior periods have been reclassified to conform to the current period presentation. This change does not impact total revenues net of interest expense in the income statement or the net interest yield on cardmember loans statistic, a non-GAAP measure, as reported in the Company’s First Quarter Earnings Release Selected Statistical pages.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

CAPITAL

•	Capital Distribution to Shareholders: During Q1’12, approximately 32% of capital generated was distributed to shareholders through the Company’s quarterly common share dividend and share repurchases.

On March 13, 2012, the Company was informed that the Board of Governors of the Federal Reserve System (the “Federal Reserve”) had no objections to the Comprehensive Capital Plan (“CCP”) that it had submitted in January, 2012.  The CCP included an analysis of performance and capital availability under certain adverse economic assumptions, as well as a capital distribution plan outlining the Company’s plans to return capital to shareholders through share repurchases of up to $4B during 2012 and up to $1B in the first quarter of 2013, as well as an increase in the Company’s quarterly dividend from $0.18 per share to $0.20 per share.

On March 26, 2012, the Board of Directors approved the dividend increase and authorized the repurchase of up to 150MM common shares over time, in accordance with the Company’s capital plans approved by the Federal Reserve and subject to market conditions.  This authorization replaces all prior repurchase authorizations.

Subsequent to the Federal Reserve notification, the Company repurchased 4MM common shares at an average price of $57.53 in Q1’12 versus 7MM common shares in Q4’11. There were no share repurchases in Q1’11. On a cumulative basis since 1994, the Company has distributed 63% of capital generated through share repurchases and dividends.

Shares Outstanding:

	Millions of Shares
	Q1’12	Q4’11	Q1’11
Beginning of period	1,164	1,169	1,197
Repurchase of common shares	(4)	(7)	-
Employee benefit plans, compensation and other	6	2	5
End of period	1,166	1,164	1,202

-	Capital Ratios: As of March 31, 2012, the Company’s key consolidated capital ratios3, as calculated under Basel I, were as follows:

($ in billions)	March 31, 2012
Risk-Based Capital
Tier 1	13.4%
Total	15.4%

Tier 1 Leverage	10.8%
Tier 1 Common Equity/Risk Weighted Assets (RWA)4	13.4%
Total Shareholders' Equity	$19.9
Tangible Common Equity (TCE)5/RWA	13.2%

Tier 1 Capital	$15.8
Tier 1 Common Equity 4	$15.8
Tier 2 Capital	$2.4
Total Average Assets6	$146.7
RWA	$118.1
TCE5	$15.6

3	These ratios represent a preliminary estimate as of the date of this Earnings Supplement and may be revised in the Company’s March 31, 2012 Form 10-Q.
4	See Annex 2 for a reconciliation between Tier 1 common equity, a non-GAAP measure, and total shareholders’ equity.
5
Tangible common equity, a non-GAAP measure, excludes goodwill and other intangibles of $4.3B from total shareholders’ equity of $19.9B.  The Company believes presenting the ratio of tangible common equity to risk-weighted assets is a useful measure of evaluating the strength of the Company’s capital position.

6	Presented for the purpose of calculating the Tier 1 Leverage Ratio.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

On December 16, 2010, the Basel Committee on Banking Supervision issued the Basel III rules text, which presents details of global regulatory standards on bank capital adequacy and liquidity agreed to by the Governors and Heads of Supervision, and endorsed by the G20 Leaders at their November 2010 summit.  While final implementation of the rules related to capital ratios will be determined by the Federal Reserve and released during 2012, the Company estimates that had the new rules been in place during Q1’12, the reported Tier 1 common and Tier 1 capital ratios would decline by approximately 40 basis points but would remain above expected regulatory thresholds.  In addition, the impact of the new rules on the reported Tier 1 leverage ratio would be a decline of approximately 170 basis points.7

FUNDING AND LIQUIDITY

•	Funding Activities: During Q1’12, the Company primarily funded its business through deposit-taking and the issuance of asset-backed securities and unsecured debt.

-	Deposits: The Company held the following deposits:

($ in billions)	March 31, 2012	December 31, 2011	Change
U.S. Direct Deposits8	$16.7	$15.5	$1.2
U.S. 3rd Party CDs	9.7	10.8	(1.1)
U.S. 3rd Party Sweep Accounts	11.1	11.0	0.1
Other Deposits	0.7	0.6	0.1
Total	$38.2	$37.9	$0.3

The total portfolio of U.S. retail Certificates of Deposit (“CDs”) issued through the direct deposit and third-party programs had a weighted average remaining maturity of 21.2 months and a weighted average rate at issuance of 2.2%.

-	Unsecured non-guaranteed debt: On March 26, 2012, the Company issued a $1.5B 5-year note with a coupon of 2.375% through its American Express Credit Corporation subsidiary.

-
Asset-Backed Securitization: On March 2, 2012, the Company sold $118.3MM of Class C securities that had previously been retained by the Company.  The sale included $39.5MM due in April 2014 with a coupon of 1-month LIBOR plus 95 bps and $78.8MM due September 2014 with a coupon of 1-month LIBOR plus 105 bps.

•	Funding Sources: The Company’s primary funding sources consist of retail deposits, unsecured debt and asset-backed securities, including its asset-backed conduit facility.

The Company offers deposits within its American Express Centurion Bank and American Express Bank, FSB (“FSB”) subsidiaries (together, the “Banks”).  These funds are insured up to $250,000 per account through the Federal Deposit Insurance Corporation (“FDIC”).  The Company, through FSB, has a direct deposit-taking program, Personal Savings® from American Express, to supplement its distribution of deposit products through third-party distribution channels.  This program makes FDIC-insured CDs and high-yield savings account products available directly to consumers.

The Company currently has an objective to hold excess cash and readily marketable securities to satisfy all maturing long-term funding obligations for a 12-month period, in addition to having access to significant additional contingent liquidity sources in the event that access to its primary funding sources should become unavailable.  As of March 31, 2012, the Company held $20.3B of excess cash9 and readily marketable securities in relation to $12.5B of long-term debt and CDs maturing over the next 12 months.

7
The proposed capital ratios are non-GAAP measures. The Company believes the presentation of the proposed capital ratios is helpful to investors by showing the impact of Basel III, assuming the new rules as currently proposed are implemented by the Federal Reserve.  The estimated impact of the Basel III rules will change over time based upon changes in the size and composition of the Company’s balance sheet as well as based on the U.S. implementation of the Basel III rules; and the estimated impact for the first quarter of 2012 is not necessarily indicative of the impact in future periods.

8	Direct Deposits primarily includes the Personal Savings® direct deposit program, which consists of $15.8B from high-yield savings accounts and $0.9B from retail CDs.
9
Includes $27.1B classified as Cash and Cash Equivalents, less $7.1B of cash available to fund day-to-day operations, net of commercial paper.  Cash also includes $174MM classified as Other Assets on the Company’s consolidated balance sheet, which is held against certain forthcoming asset-backed securitization maturities.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

At March 31, 2012, the Company maintained its asset-backed conduit facility, a $3.0B committed, revolving, and secured financing facility that matures in December 2013.

-	Additional Funding Sources: The Company can also draw upon the following additional funding sources:

--	Commercial Paper: At March 31, 2012, the Company had $0.4B of commercial paper outstanding.

--
Discount Window:  As insured depository institutions, the Banks may borrow from the Federal Reserve Bank of San Francisco, subject to the amount of qualifying collateral that they may pledge. The Federal Reserve has indicated that both credit and charge card receivables are a form of qualifying collateral for secured borrowings made through the discount window.  Whether specific assets will be considered qualifying collateral for secured borrowings made through the discount window, and the amount that may be borrowed against the collateral, remains at the discretion of the Federal Reserve.

•
Bank Lines:  At March 31, 2012, the Company maintained committed bank lines of credit totaling $7.7B, of which $4.7B was drawn as part of the Company’s normal funding activities. The committed facilities had $3.0B of expirations in 2012, with the remainder expiring in 2014 and 2016.  On April 16, 2012, the Company replaced its existing $3.0B credit facility expiring in 2012 with a new, $3.0B credit facility agreement expiring in 2015.

•
Maturity Obligations:  The maturities of the Company’s long-term unsecured debt, debt issued in connection with asset-backed securitizations, and long-term CDs, for the next four quarters are as follows:

($ in billions)	Funding Maturities
		Asset-Backed	Certificates of
Quarter Ending:	Unsecured Debt	Securitizations	Deposit	Total
June 30, 2012	$1.2	$2.0	$0.8	$4.0
September 30, 2012	0.5	3.2	0.4	4.1
December 31, 2012	1.6	1.1	0.9	3.6
March 31, 2013	-	-	0.8	0.8
	$3.3	$6.3	$2.9	$12.5

OTHER ITEMS OF NOTE

•
Acquisition of Loyalty Partner:  On March 1, 2011, the Company completed the acquisition of Loyalty Partner, a leading marketing services company best known for the loyalty programs it operates in Germany, Poland and India.  Loyalty Partner also provides market analysis, operating platforms and consulting services that help merchants grow their businesses. The transaction, which valued Loyalty Partner at approximately $766MM, consisted of an upfront cash purchase price of approximately $616MM ($585MM plus $31MM in cash acquired) and an additional $150MM in the fair value of equity interest that the Company may acquire prior to the end of 2015 at a price based on business performance.

•
Visa and MasterCard Litigation Settlements: The Company received payments from Visa and MasterCard for several years under the terms of previously disclosed settlement agreements.  The settlement with Visa was comprised of an initial payment of $1.13B ($700MM after-tax) that was recorded in Q4’07 and received in March 2008, and quarterly payments of $70MM ($43MM after-tax) for four years from Q1’08 through Q4’11. The settlement with MasterCard was comprised of twelve quarterly payments of $150MM ($93MM after-tax) received each quarter from Q3’08 to Q2’11.  Payments earned through December 2011 have been recorded as a reduction to the “other, net” expense line within Corporate & Other.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

EXPANDED PRODUCTS AND SERVICES

During the quarter, American Express continued to invest in growth opportunities through expanded products and services.

In our proprietary issuing and network businesses, the Company:

-
Introduced a new experience for US Cardmembers using Twitter, which turns customized Twitter #hashtags into savings. Now, American Express® Cardmembers can sync their eligible Card with Twitter, and when they tweet using special offer hashtags, couponless savings are loaded directly to their synced Cards.  Then, when Cardmembers use their synced Card for qualifying purchases online or in-store at participating merchants, the savings are automatically delivered via a statement credit within days.

-
Partnered with Morgan Stanley to launch two new co-branded Cards: The Morgan Stanley Credit Card from American Express and The Platinum Card® from American Express exclusively for Morgan Stanley.  The new Cards offer exclusive benefits for Morgan Stanley Smith Barney clients with eligible brokerage accounts and access to American Express' award-winning customer service and Membership Rewards® program.

-
Announced that its Cardmembers and merchants will be the first to have access to Twitter's new advertising solution for small businesses. American Express gave $100 in free Twitter advertising when using this solution to the first 10,000 eligible businesses that registered.  These businesses will be able to use Twitter's advertising products to engage with current customers and reach new ones. The new advertising solution is expected to open to the general public later this year.

In our GNS business, the Company:

-
Announced a new partnership with G-Xchange, Inc., the mobile commerce subsidiary of leading Philippine telecommunications company Globe Telecom, to develop an innovative online payment solution in the Philippines.

-
Supported GNS partners in launching a wide range of new products, including: the S Corporate Card series with Samsung Card in Korea, which includes Standard, Platinum and Korean Air cobrand products; American Express®  Business Cards with Bank of Georgia; the American Express® Platinum Card with OTP Bank in Hungary; the Platinum Global Bonus American Express® Card with Banco Popular Español in Spain; and the BES American Express® Cards with Banco Esprito Santo in Portugal.

In our Enterprise Growth Group, the Company:

-
Announced that the American Express Prepaid Card, a prepaid reloadable Card with no monthly or maintenance fees, will soon be available in retail at select Office Depot stores. The Card will roll out in more than 1,100 stores across the United States and provide Office Depot customers with a smarter spending and budgeting tool that can be used anywhere that American Express® Cards are accepted.

-
Announced an operating agreement with Lianlian Group which will allow Lianlian Group to use Serve, a next-generation commerce technology, in products and services it develops for its consumer and business customers in China. The Serve platform, which American Express will license to Lianlian Group, is expected to help power a new Lianlian Group digital wallet that consumers can use to top up mobile phone minutes, pay bills and purchase products or services. American Express has also made an equity investment in Lianlian Pay Inc., an overseas company of the Lianlian Group.

-
Developed an application that allows friends to send, receive and request money from directly within Facebook. The Serve app is currently the only application available on Facebook that allows friends to send, request and receive payments in just a few clicks.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

Statements of Income

(Preliminary)	Quarters Ended		Percentage
(Millions, except per share amounts)	March 31,		Inc/(Dec)
	2012	2011
Revenues
Non-interest revenues
Discount revenue	$4,257	$3,902	9%
Net card fees	610	601	1
Travel commissions and fees	451	454	(1)
Other commissions and fees	583	529	10
Other	580	475	22
Total non-interest revenues	6,481	5,961	9
Interest income
Interest and fees on loans	1,611	1,555	4
Interest and dividends on investment securities	66	88	(25)
Deposits with banks and other	30	20	50
Total interest income	1,707	1,663	3
Interest expense
Deposits	129	137	(6)
Short-term borrowings	5	-	#
Long-term debt and other	440	456	(4)
Total interest expense	574	593	(3)
Net interest income	1,133	1,070	6
Total revenues net of interest expense	7,614	7,031	8
Provisions for losses
Charge card	178	198	(10)
Cardmember loans	212	(120)	#
Other	22	19	16
Total provisions for losses	412	97	#
Total revenues net of interest expense after provisions for losses	7,202	6,934	4

Expenses
Marketing and promotion	631	709	(11)
Cardmember rewards	1,467	1,577	(7)
Cardmember services	221	164	35
Salaries and employee benefits	1,635	1,522	7
Professional services	691	663	4
Occupancy and equipment	438	394	11
Communications	96	95	1
Other, net	250	78	#
Total	5,429	5,202	4

Pretax income	1,773	1,732	2
Income tax provision	517	555	(7)
Net income	$1,256	$1,177	7

Net income attributable to common shareholders10	$1,242	$1,163	7

Earnings Per Common Share-Basic
Net Income attributable to common shareholders	$1.07	$0.98	9

Earnings Per Common Share-Diluted
Net Income attributable to common shareholders	$1.07	$0.97	10

Average Shares Outstanding
Basic	1,160	1,192	(3)
Diluted	1,166	1,198	(3)

# Denotes a variance of more than 100%.

10	Represents net income less earnings allocated to participating share awards of $14MM for both Q1’12 and Q1’11.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

•
Consolidated Total Revenues Net of Interest Expense:  Consolidated total revenues net of interest expense increased 8% versus last year, reflecting increases of 9% in U.S. Card Services (“USCS”), 8% in International Card Services (“ICS”), 3% in Global Commercial Services (“GCS”), and 10% in Global Network and Merchant Services (“GNMS”).  The increase in total revenues net of interest expense primarily reflects higher discount revenue, increased other revenues, higher net interest income, higher other commissions and fees, and higher net card fees, partially offset by lower travel commissions and fees. On an F/X adjusted basis, consolidated total revenues net of interest expense increased 9%.11

•
Consolidated Provisions for Losses: Consolidated provisions for losses increased significantly versus last year, reflecting increases in excess of 100% in USCS and ICS, and a 52% increase in GCS, partially offset by a 14% reduction in GNMS.  The increase in provision expense reflects an increase in cardmember lending provision, partially offset by a decline in charge card provision.  Cardmember lending provision increased due to a smaller reserve release in Q1’12 than the reserve release in Q1’11, partially offset by lower write-offs due to improving credit performance within the cardmember lending portfolio.  Charge card provision declined, in part, due to a reserve release in Q1’12 versus a reserve build in Q1’11.

•
Consolidated Expenses:  Consolidated expenses of $5.4B in Q1’12 increased 4% from $5.2B in Q1’11, reflecting increases of 9% in ICS, 5% in GCS and 8% in GNMS and a decrease of 8% in USCS.  The total expense increase reflects higher other, net expense, higher salaries and employee benefits expense, higher cardmember services expenses, increased occupancy and equipment expense, higher professional services expense and slightly higher communications expense, partially offset by lower rewards expense and decreased marketing and promotion expense.  Consolidated expenses of $5.4B in Q1’12 were flat versus adjusted consolidated expenses, a non-GAAP measure, of $5.4B in Q1’11, which excludes $220MM in settlement payments received in Q1’11.12 On an F/X adjusted basis, consolidated expenses increased 5%.11

•	Pretax Margin: Was 23.3% of total revenues net of interest expense in Q1’12 compared with 24.6% in Q1’11.

•	Effective Tax Rate: Was 29.2% in Q1’12 versus 32.0% in Q1’11. The tax rate in Q1’12 reflects a tax benefit related to the realization of certain foreign tax credits.

11	See Note 2 on page 1.
12
Adjusted consolidated expenses for the year ago period and the adjusted growth rate are non-GAAP measures. The Company believes the use of adjusted consolidated expenses and the adjusted growth rate are helpful to investors by comparing the Company's consolidated expenses in the current period to that of the year ago period without the impact of the Visa and MasterCard settlement payments, the last of which were received in the fourth and second quarters of 2011, respectively.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

•
Discount Revenue:  Increased 9%, reflecting 12% growth in billed business volumes, partially offset by a slight decline in the average discount rate, relatively faster growth in billed business related to GNS, where the Company shares the discount revenue with card issuing partners, and higher contra-revenue items, including corporate incentive payments and cash rebate rewards.

-
The average discount rate13 was 2.53% in Q1’12 versus 2.55% in Q1’11 and 2.51% in Q4’11.  The increase in rate versus Q4’11 reflects the normal seasonal impact of a higher level of retail-related business volumes during the fourth quarter.  As indicated in prior quarters, certain pricing initiatives, changes in the mix of spending by location and industry, volume-related pricing discounts and investments will likely result in some erosion of the average discount rate over time.

	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
	2012	2011
Card billed business13 (billions):
United States	$139.6	$124.1	12%
Outside the United States	71.6	63.8	12
Total	$211.2	$187.9	12
Total cards-in-force (millions):
United States	50.9	49.4	3
Outside the United States	47.8	43.0	11
Total	98.7	92.4	7
Basic cards-in-force (millions):
United States	39.6	38.3	3
Outside the United States	38.2	34.4	11
Total	77.8	72.7	7
Average basic cardmember spending14
United States	$3,919	$3,549	10
Outside the United States	$3,400	$3,162	8
Total	$3,772	$3,438	10

13	For additional information about discount rate calculations and billed business, please refer to the First Quarter 2012 Earnings Release, American Express Company Selected Statistical page.
14	Proprietary card activity only.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

-
Worldwide Billed Business:  The 12% increase in worldwide billed business reflected growth of 12% in USCS, 8% in ICS, 13% in GCS and 17% in GNS.  The table below summarizes selected billed business-related statistics for Q1’12:

		Percentage
		Increase/(Decrease)
	Percentage	Assuming No Changes in
	Increase/(Decrease)	Foreign Exchange Rates 15
Worldwide16
Total billed business	12%	13%
Proprietary billed business	12	12
GNS billed business	17	17
Average spending per proprietary basic card	10	10
Basic cards-in-force	7
U.S. 16
Billed business	12
Average spending per proprietary basic card	10
Basic cards-in-force	3
Proprietary consumer card billed business 17	10
Proprietary small business billed business17	16
Proprietary Corporate Services billed business18	15
Outside the U.S. 16
Billed business	12	13
Average spending per proprietary basic card	8	8
Basic cards-in-force	11
Proprietary consumer and small business billed business19	8	9
Proprietary Corporate Services billed business18	10	12

--	U.S. non-T&E-related volume categories, which represented approximately 72% of total U.S. billed business, increased 14% and T&E volumes increased 8%.
--
U.S. airline-related volume, which represented approximately 10% of total U.S. volumes during the quarter, increased 8% due to a 5% increase in airline transactions and a 3% increase in the average airline charge.

--
Worldwide airline volumes, which represented approximately 11% of total volumes during the quarter, increased 8% due to a 7% increase in airline transactions and a 1% increase in the average airline charge.

--
Assuming no changes in foreign exchange rates15, billed business outside the U.S. grew 18% in Japan, Asia Pacific and Australia (JAPA), 14% in Latin America and Canada (LACC) and 6% in Europe, Middle East and Africa (EMEA).

--	Total cards-in-force: Increased 7% worldwide due to a 16% increase in GNS, a 3% increase in USCS, a 3% increase in ICS and a 1% decrease in GCS.
--	During the quarter, total cards-in-force increased by 300K in the U.S. and increased by 1MM outside the U.S.

•	Net Card Fees: Increased 1%, primarily reflecting an increase in proprietary cards-in-force.

•
Travel Commissions and Fees:  Decreased 1%, reflecting slightly higher travel sales, which increased 3% versus the prior year, more than offset by a lower sales commissions rate and lower supplier revenue due to timing.

•	Other Commissions and Fees: Increased 10%, driven primarily by revenues related to Loyalty Partner operations, partially offset by lower foreign currency conversion fee revenue.

15	See Note 2 on Page 1.
16	Captions not designated as “proprietary” or “GNS” include both proprietary and GNS data.
17	Included in USCS.
18	Included in GCS.
19	Included in ICS.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

•
Other Revenues:  Increased 22%, primarily reflecting higher partner royalty revenues and a favorable effect due to revised estimates in the liability for uncashed Travellers Cheques in international markets.

•	Total Interest Income: Increased 3%.

-	Interest and Fees on Loans: Increased 4%, driven by a 4% increase in average cardmember loans, partially offset by slightly lower yield.

-	Interest and Dividends on Investment Securities: Decreased 25%, primarily reflecting decreased investment levels.

-	Deposits with Banks and Other: Was $30MM versus $20MM in Q1’11. The increase was primarily due to higher average deposit balances versus the prior year.

•	Total Interest Expense: Decreased 3%.

-	Deposits: Decreased 6% versus last year, as an increase in balances was more than offset by a lower cost of funds.

-	Short-term Borrowings: Was $5MM versus nil in Q1’11.

-
Long-term Debt and Other:  Decreased 4%, reflecting lower average long-term debt, partially offset by the reclassification of cross currency funding hedge-related income from interest expense on long term debt and other to other, net expense, in Q1’12.

•	Charge Card Provision for Losses: Decreased 10%, driven, in part, by a reserve release in Q1’12 versus a reserve build in Q1’11.

-	Worldwide Charge Card:

--
The net write-off rate increased versus last year and last quarter in USCS.  The net loss ratio as a percentage of charge volume increased versus last year and last quarter in ICS/GCS.  Delinquency rates in USCS increased versus last year and were flat versus last quarter.  The ICS/GCS past billings decreased versus last year and last quarter.

	Q1'12	Q4'11	Q1'11
USCS Net write-off rate20	2.3%	1.9%	1.7%
ICS/GCS Net loss ratio as a % of charge volume	0.11%	0.10%	0.09%

USCS 30 days past due as a % of total	1.9%	1.9%	1.8%
ICS/GCS 90 days past billings as a % of total	0.7%	0.9%	0.8%

Worldwide Receivables (billions)	$41.5	$40.9	$37.7
Reserves (millions)	$424	$438	$421
% of receivables	1.0%	1.1%	1.1%

20	Rate reflects principal losses only. Net write-off rates including interest and/or fees are included in the Company’s First Quarter 2012 Earnings Release statistical tables.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

•
Cardmember Loan Provision for Losses:  Increased in excess of 100%, primarily reflecting a significant reserve release in Q1’11 in relation to a smaller reserve release during Q1’12, partially offset by lower write-offs due to improving credit performance.

-	Worldwide Loans:
--	The net write-off rate decreased versus last year and was flat versus last quarter. The 30 days past due rate decreased versus both last year and last quarter.

	Q1'12	Q4'11	Q1'11
Net write-off rate21	2.3%	2.3%	3.7%
30 days past due loans as a % of total	1.4%	1.5%	1.9%

Total Loans (billions)	$60.1	$62.6	$57.8
Reserves (millions)	$1,680	$1,874	$2,921
% of total loans	2.8%	3.0%	5.1%
% of past due	201%	206%	263%

•	Other Provision for Losses: Increased $3MM to $22MM.

•	Marketing and Promotion Expenses: Decreased 11% versus last year due to lower product media and brand spending, as well as lower card acquisition and loyalty spend.

•
Cardmember Rewards Expense:  Decreased 7%, reflecting greater Membership Rewards-related spending volumes and higher co-brand expense, more than offset by a larger increase in the ultimate redemption rate assumption and corresponding balance sheet liability in Q1’11 than in Q1’12.  The increase in Q1’11 included a change in the U.S. Membership Rewards program ultimate redemption rate assumption process, which led to a $188MM ($117MM after-tax) increase in the membership rewards liability.

•	Cardmember Services Expense: Increased 35%, reflecting increased costs associated with benefits recently made available to US cardmembers.

•	Salaries and Employee Benefits Expense: Increased 7%, reflecting merit increases for existing employees, higher incentive-related compensation and higher benefit-related costs.

•	Professional Services Expense: Increased 4%, reflecting higher technology-related expenses and higher third-party agent commissions, partially offset by lower collections costs.

•	Occupancy and Equipment Expense: Increased 11%, reflecting costs associated with Loyalty Partner, as well as higher data processing costs.

•	Communications Expense: Increased 1% versus the prior year.

•
Other, Net Expense:  Other, net expense of $250MM in Q1’12 increased significantly from $78MM in Q1’11, primarily reflecting the Visa and MasterCard settlement payments received in Q1’11, partially offset by the reclassification of cross currency funding hedge-related income from interest expense on long term debt and other to other, net expense in Q1’12.  Other, net expense of $250MM in Q1’12 would have declined 16% compared to adjusted other, net expense, a non-GAAP measure, of $298MM in Q1’11, which excludes the $220MM of settlement payments.22

21	See Note 20, page 11.
22	For information on the rationale for the exclusion of the Visa and MasterCard settlement payments, please refer to footnote 12 above.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
CONSOLIDATED

Supplemental Information – Tangible Common Equity and Total Adjusted Assets

During the third quarter of 2006, the Company issued $750MM of 6.80% Subordinated Debentures due 2036 (“Subordinated Debentures”), which are automatically extendable until 2066 unless certain events occur prior to that date. In connection with the Subordinated Debentures, the Company has undertaken to disclose on a quarterly basis the amount of its “tangible common equity” and “total adjusted assets”, as defined in the Subordinated Debentures.  The Company’s consolidated “tangible common equity” amount as of the end of any fiscal quarter means total shareholders’ equity, excluding preferred stock, of the Company as reflected on its consolidated balance sheet prepared in accordance with GAAP as of such fiscal quarter end minus (i) intangible assets and goodwill and (ii) deferred acquisition costs, as determined in accordance with GAAP and reflected in such consolidated balance sheet.  The Company’s “total adjusted assets” as of the end of any fiscal quarter is calculated as the sum of (i) total consolidated assets as reflected on the Company’s balance sheet minus (ii) non-securitized Cardmember loan receivables (without deduction for reserves), which are set forth on the Company’s balance sheet, plus (iii) managed (i.e., securitized and non-securitized) worldwide Cardmember loan receivables as reported by the Company for such fiscal quarter.  Upon the adoption of new GAAP effective  January 1, 2010, the Company’s “total consolidated assets” as reflected on the Company’s balance sheet now are the same amount as would be calculated as “total adjusted assets” as defined in the Subordinated Debentures before the change in GAAP.  As of March 31, 2012, the Company’s “tangible common equity”, a non-GAAP measure, was $16B and its “total adjusted assets” each as defined in the Subordinated Debentures, were $152B.  As of March 31, 2012, the consolidated total assets as reflected on the Company’s balance sheet were $152B.

CORPORATE & OTHER

•	Net expense was $227MM in Q1’12 compared with $191MM in Q4’11 and $64MM in Q1‘11.

-	Q1’12 included:
--	Favorable effect due to revised estimates in the liability for uncashed international Travellers Cheques; and
--	Various investments in Enterprise Growth initiatives.

-	Q4’11 included:
--	$43MM of after-tax income related to the Visa litigation settlement;
--	Various investments in Enterprise Growth initiatives;
--	Higher income from the Global Prepaid business; and
--	$17MM of after-tax expense related to the Company’s reengineering activities.

-	Q1’11 included:
--	$93MM and $43MM of after-tax income related to the MasterCard and Visa litigation settlements, respectively;
--	Various investments in the Global Prepaid business and other Enterprise Growth initiatives;
--	Higher incentive compensation and benefit-related expenses; and
--	$7MM of after-tax expense related to the Company’s reengineering activities.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
U.S. CARD SERVICES

Condensed Statements of Income

(Preliminary)	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
(Millions)	2012	2011

Revenues
Discount revenue, net card fees and other	$2,754	$2,522	9%
Interest income	1,314	1,258	4
Interest expense	184	203	(9)
Net interest income	1,130	1,055	7
Total revenues net of interest expense	3,884	3,577	9
Provisions for losses	301	47	#
Total revenues net of interest expense after provisions for losses	3,583	3,530	2
Expenses
Marketing, promotion, rewards and cardmember services	1,472	1,718	(14)
Salaries and employee benefits and other operating expenses	931	902	3
Total	2,403	2,620	(8)
Pretax segment income	1,180	910	30
Income tax provision	428	355	21
Segment income	$752	$555	35

# Denotes a variance of more than 100%

Statistical Information
	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
	2012	2011
Card billed business (billions)	$107.7	$96.1	12%
Total cards-in-force (millions)	41.2	40.1	3
Basic cards-in-force (millions)	30.6	29.8	3
Average basic cardmember spending23	$3,529	$3,231	9
Segment capital (millions)24	$9,350	8,000	17
Return on average segment capital24	33.8%	35.1%
Return on average tangible segment capital24	35.5%	37.6%

-	Billed Business: The 12% increase in billed business was primarily driven by the 9% higher average spending per proprietary basic cards-in-force.
--	U.S. consumer billed business volumes increased by 10%; small business volumes increased by 16%.

-
Total cards-in-force:  Increased by 1.1MM versus last year reflecting the Company’s emphasis on investments in co-brand and premium charge product acquisitions. Total cards in force increased by 300K sequentially.

23	See Note 14, page 9.
24
Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements. Please refer to Annex 3 for the components of ROSC and ROTSC, a non-GAAP measure.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
U.S. CARD SERVICES

P&L Discussion

•	Segment Income: Increased 35% to $752MM from $555MM in Q1’11, as total revenues net of interest expense increased 9%, provisions for losses increased significantly and total expenses decreased by 8%.

-	Q1’12 and Q1’11 included reengineering costs of $3MM ($2MM after-tax) and $2MM ($1MM after-tax), respectively.

-	Pretax Margin: Was 30.4% in Q1’12 compared with 25.4% in Q1’11.

-	Effective Tax Rate: Was 36.3% in Q1’12 compared with 39.0% in Q1’11.

•
Discount Revenue, Net Card Fees and Other:  Increased 9%, primarily due to higher discount revenue resulting from billed business growth of 12%, increased delinquency-related fees and higher travel commissions and fees due to an increase in travel sales, partially offset by lower other commissions and fees due to reduced conversion revenues and higher cash rebates, which are tied to volume growth on cash-back rewards products.

•	Interest Income: Increased 4% versus the prior year, as a 5% increase in average cardmembers loans was partially offset by lower yield compared to the prior year.

•	Interest Expense: Decreased 9%, primarily reflecting a lower cost of funds rate, partially offset by higher average cardmember receivable balances and higher average cardmember loan balances.

•
Provisions for Losses:  Increased significantly, principally reflecting a significant cardmember lending reserve release in Q1’11 in relation to a smaller reserve release in Q1’12, partially offset by lower net write-offs due to improved cardmember loan credit trends.  The significant increase in cardmember lending provision was slightly counteracted by a decline in charge card provision driven by a reserve release in Q1’12 versus a reserve build in Q’11.

-	Charge Card:
--	The net write-off rate increased compared to both last year and last quarter. The past due rate increased versus last year and was flat compared to last quarter.

	Q1’12	Q4'11	Q1'11
Total Receivables (billions)	$19.3	$20.6	$17.6
Net write-off rate25	2.3%	1.9%	1.7%
30 days past due as a % of total	1.9%	1.9%	1.8%

-	Cardmember Loans:
--	The net write-off rate declined compared to last year and was flat to last quarter. The past due rate decreased versus both last year and last quarter.

	Q1'12	Q4'11	Q1'11
Total Loans (billions)	$51.4	$53.7	$49.2
Net write-off rate 25	2.3%	2.3%	3.7%
30 days past due loans as a % of total	1.3%	1.4%	1.8%

•
Marketing, Promotion, Rewards and Cardmember Services Expenses:  Decreased 14%, reflecting greater Membership Rewards-related spending volumes and higher co-brand expense more than offset by a larger increase in the ultimate redemption rate assumption and corresponding balance sheet liability in Q1’11 than in Q1’12.  The increase in Q1’11 included a change in the U.S. Membership Rewards program ultimate redemption rate assumption process, which led to a $188MM ($117MM after-tax) increase in the membership rewards liability. Marketing and Promotion expense also contributed to the decline, driven by lower acquisition and loyalty spending compared to relatively high investment levels in Q1’11.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 3%, primarily driven by higher salary and benefit costs.

25	See Note 20, page 11.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
INTERNATIONAL CARD SERVICES

Condensed Statements of Income

(Preliminary)	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
(Millions)	2012	2011

Revenues
Discount revenue, net card fees and other	$1,106	$1,017	9%
Interest income	293	297	(1)
Interest expense	100	106	(6)
Net interest income	193	191	1
Total revenues net of interest expense	1,299	1,208	8
Provisions for losses	54	5	#
Total revenues net of interest expense after provisions for losses	1,245	1,203	3
Expenses
Marketing, promotion, rewards and cardmember services	461	407	13
Salaries and employee benefits and other operating expenses	588	556	6
Total	1,049	963	9
Pretax segment income	196	240	(18)
Income tax (benefit)/provision	(1)	51	#
Segment income	$197	$189	4

# Denotes a variance of more than 100%.

Statistical Information
	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
	2012	2011
Card billed business (billions)	$30.7	$28.4	8%
Total cards-in-force (millions)	15.4	15.0	3
Basic cards-in-force (millions)	10.5	10.4	1
Average basic cardmember spending26	$2,927	$2,735	7
Segment capital (millions)27	$3,023	$2,978	2
Return on average segment capital27	24.7%	25.8%
Return on average tangible segment capital27	50.0%	39.4%

-	Billed Business: The 8% increase in billed business was driven by a 7% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation,28 billed business increased 9% and average spending per proprietary basic cards-in-force increased 8%.  Volume increases across the major geographic regions included an increase of 12% in JAPA, 10% in LACC, and 5% in EMEA.

-	Total cards-in-force: Increased 400K versus last year and 100K versus last quarter.

26	See Note 14, page 9.
27	See Note 24, page 14.
28	See Note 2, page 1.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
INTERNATIONAL CARD SERVICES

P&L Discussion

•
Segment Income:  Increased 4% to $197MM, as total revenues net of interest expense increased 8%, provisions for losses increased significantly and total expenses increased by 9%.  Reported revenue, expense, and income growth were all slightly impacted by a stronger dollar compared to Q1’11.

-	Q1’12 included reengineering costs of $6MM ($4MM after-tax).

-	Pretax Margin: Was 15.1% in Q1’12 compared with 19.9% in Q1’11.

-
Effective Tax Rate:  The tax rate was (0.5%) in Q1’12 versus 21.3% in Q1’11. The tax rates in both quarters reflect recurring permanent tax benefits allocable to the segment. As indicated in previous quarters, this segment reflects the favorable impact of the consolidated tax benefit related to its ongoing funding activities outside the U.S., which is allocated to ICS under the Company’s internal tax allocation process. In addition, the tax rate in Q1’12 includes the allocated share of a  tax benefit related to the realization of certain foreign tax credits.

•
Discount Revenue, Net Card Fees and Other:  Increased 9%, driven by higher discount revenue resulting from the 8% billed business growth and the inclusion of Loyalty Partner’s revenues for a full quarter in Q1’12, compared to approximately one month in Q1’11 following the closing of the acquisition in March 2011.

•	Interest Income: Decreased $4MM reflecting a slightly lower yield on cardmember loans.

•	Interest Expense: Decreased $6MM year over year, reflecting lower cost of funds.

•	Provisions for Losses: Increased significantly, driven by a higher provision for cardmember lending, which reflects lower reserve releases in the current quarter driven by stabilizing credit metrics.

-	Charge Card:
--	The net loss ratio was flat compared to both last year and last quarter, while the past billing rate was flat compared to last year and increased slightly compared to last quarter.

	Q1'12	Q4'11	Q1'11
Total Receivables (billions)	$6.7	$7.2	$6.5
Net loss ratio as a % of charge volume	0.15%	0.15%	0.15%
90 days past billing as a % of total	1.0%	0.9%	1.0%

-	Cardmember Loans:
--	The net write-off rate decreased compared to last year and last quarter. The past due rate decreased versus last year and increased slightly compared to last quarter.

	Q1’12	Q4'11	Q1'11
Cardmember Loans (billions)	$8.6	$8.9	$8.5
Net write-off rate29	2.1%	2.2%	3.2%
30 days past due loans as a % of total	1.8%	1.7%	2.4%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 13%, primarily due to higher volume-driven rewards costs and the inclusion of Loyalty Partner for a full quarter in Q1’12.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 6%, reflecting the inclusion of a full quarter of Loyalty Partner expenses in Q1’12.

29	See Note 20, page 11.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
GLOBAL COMMERCIAL SERVICES

Condensed Statements of Income

(Preliminary)	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
(Millions)	2012	2011

Revenues
Discount revenue, net card fees and other	$1,216	$1,177	3%
Interest income	3	2	50
Interest expense	62	58	7
Net interest (expense)	(59)	(56)	5
Total revenues net of interest expense	1,157	1,121	3
Provisions for losses	35	23	52
Total revenues net of interest expense after provisions for losses	1,122	1,098	2
Expenses
Marketing, promotion, rewards and cardmember services	154	125	23
Salaries and employee benefits and other operating expenses	724	708	2
Total	878	833	5
Pretax segment income	244	265	(8)
Income tax provision	67	81	(17)
Segment income	$177	$184	(4)

Statistical Information
	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
	2012	2011
Card billed business (billions)	$41.4	$36.6	13%
Total cards-in-force (millions)	7.0	7.1	(1)
Basic cards-in-force (millions)	7.0	7.1	(1)
Average basic cardmember spending30	$5,920	$5,175	14
Segment capital (millions)31	$3,800	$3,556	7
Return on average segment capital31	20.0%	15.5%
Return on average tangible segment capital31	40.6%	33.5%

-	Billed Business: The 13% increase in billed business was primarily driven by a 14% increase in average spending per proprietary basic cards-in-force.
--
Adjusting for the impacts of foreign exchange translation,32 billed business and average spending per proprietary basic cards-in-force grew at 14% and 15% respectively. Volume increased 15% within the U.S., and 12% outside the U.S.

-	Total cards-in-force: Declined 100K compared to last year and were flat versus last quarter.

30	See Note 14, page 9.
31	See Note 24, page 14.
32	See Note 2, page 1.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
GLOBAL COMMERCIAL SERVICES

P&L Discussion

•	Segment Income: Decreased by 4% as total revenues net of interest expense increased 3%, provisions for losses increased 52% and total expenses increased by 5%.

-	Q1’12 included reengineering costs of $14MM ($9MM after-tax) compared to a net benefit of $1MM ($1MM after-tax) in Q1’11.

-	Pretax Margin: Was 21.1% in Q1’12 compared with 23.6% in Q1’11.

-	Effective Tax Rate: Was 27.5% in Q1’12 compared with 30.6% in Q1’11. The tax rate in Q1’12 included the allocated share of a tax benefit related to the realization of certain foreign tax credits.

•
Discount Revenue, Net Card Fees and Other: Increased 3%, primarily due to higher discount revenue resulting from the 13% billed business growth, partially offset by higher client incentives and lower travel commissions and fees.

•	Interest Income: Increased by $1MM compared to Q1’11.

•	Interest Expense: Increased 7%, primarily driven by increased funding requirements due to higher average cardmember receivables balances.

•	Provisions for Losses: Increased 52% to $35MM, from $23MM in Q1’11, reflecting higher net write-offs in Q1’12.

-	Charge Card:
--	The net loss ratio increased slightly compared to last year and last quarter. The past billing ratio decreased versus both last year and last quarter.

	Q1’12	Q4'11	Q1'11
Total Receivables (billions)	$15.3	$12.8	$13.3
Net loss ratio as a % of charge volume	0.08%	0.06%	0.06%
90 days past billing as a % of total	0.6%	0.8%	0.7%

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 23%, primarily reflecting higher volume-related rewards costs.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 2% driven by higher reengineering costs in Q1’12 compared to a benefit in Q1’11.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

Condensed Statements of Income

(Preliminary)	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
(Millions)	2012	2011

Revenues
Discount revenue, fees and other	$1,186	$1,088	9%
Interest income	4	1	#
Interest expense	(58)	(48)	21
Net interest income	62	49	27
Total revenues net of interest expense	1,248	1,137	10
Provisions for losses	18	21	(14)
Total revenues net of interest expense after provisions for losses	1,230	1,116	10
Expenses
Marketing, promotion, rewards and cardmember services	172	166	4
Salaries and employee benefits and other operating expenses	519	474	9
Total	691	640	8
Pretax segment income	539	476	13
Income tax provision	182	163	12
Segment income	$357	$313	14

# Denotes a variance of more than 100%.

Statistical Information
	Quarters Ended		Percentage
	March 31,		Inc/(Dec)
	2012	2011
Global card billed business 33 (billions)	$211.2	$187.9	12%
Segment capital34 (millions)	$2,141	$1,855	15
Return on average segment capital34	67.1%	62.1%
Return on average tangible segment capital34	74.9%	66.1%

Global Network Services:
Card billed business (billions)	$30.4	$26.0	17%
Total cards-in-force (millions)	35.1	30.2	16

33
Includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in GNS, from which the Company earns no revenue, is not included in non-proprietary billed business.

34	See Note 24, page 14.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
GLOBAL NETWORK & MERCHANT SERVICES

P&L Discussion

•	Segment Income: Increased 14% to $357MM, as total revenues net of interest expense increased 10% and total expenses rose 8%.

-	Q1’12 and Q1’11 included net benefit of $2MM ($1MM after-tax), and a charge of $4MM ($3MM after-tax), respectively, of reengineering costs.

-	Pretax Margin: Was 43.2% in Q1’12 compared with 41.9% in Q1’11.

-	Effective Tax Rate: Was 33.8% in Q1’12 compared with 34.2% in Q1’11.

•	Discount Revenue, Fees and Other Revenue: Increased 9%, reflecting an increase in merchant-related revenues, driven by the 12% increase in global card billed business, as well as higher GNS revenues.

•	Interest Income: Increased $3MM from $1MM in Q1’11 to $4MM in Q1’12.

•
Interest Expense:  The expense credit increased 21% due to a higher funding-driven interest credit related to internal transfer pricing, which recognizes the merchant services’ accounts payable-related funding benefit.

•	Provisions for Losses: Decreased 14% from $21MM in Q1’11 to $18MM in Q1’12.

•	Marketing, Promotion, Rewards and Cardmember Services Expenses: Increased 4% year over year related to higher brand advertising and GNS-related marketing expense.

•	Salaries and Employee Benefits and Other Operating Expenses: Increased 9%, primarily reflecting increased salary and benefit costs and higher third-party merchant sales-force commissions.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
ANNEX 1

Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on
Average Tangible Common Equity (ROTCE)

(Preliminary)

($ in Millions)
	For the Twelve Months Ended
	March 31,	March 31,
	2012	2011

ROE

Net income	$5,014	$4,349
Average shareholders' equity	$18,525	$15,564
Return on average equity (A)	27.1%	27.9%

Reconciliation of ROCE and ROTCE

Net income	$5,014	$4,349
Earnings allocated to participating share awards and other	58	52
Net income attributable to common shareholders	$4,956	$4,297

Average shareholders' equity	$18,525	$15,564
Average common shareholders' equity	$18,525	$15,564
Average goodwill and other intangibles	4,380	3,487
Average tangible common shareholders' equity	$14,145	$12,077
Return on average common equity (A)	26.8%	27.6%
Return on average tangible common equity (B)	35.0%	35.6%

(A)
Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(B)
Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average total shareholders' equity, average goodwill and other intangibles.  The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
ANNEX 2

The Tier 1 Common Risk-Based Capital Ratio is calculated as Tier 1 Common Equity, a non-GAAP measure, divided by Risk-weighted assets.  Tier 1 Common Equity is calculated by reference to Total Shareholders' Equity as shown below:

Tier 1 Common Equity Reconciliation as of March 31, 2012
($ in Millions)

Total Shareholders' Equity	$19,907
Effect of certain items in accumulated other comprehensive income/(loss) excluded from Tier 1 common equity	167
Less:
Ineligible goodwill and intangible assets	(4,043)
Ineligible deferred tax assets	(230)
Tier 1 Common Equity	$15,801

AMERICAN EXPRESS COMPANY
FIRST QUARTER 2012 OVERVIEW
ANNEX 3

Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)

(Preliminary)

($ in Millions, except percentages)
	For the Twelve Months Ended
	March 31,	March 31,
	2012	2011

U.S. Card Services
Segment income	$2,877	$2,366
Average segment capital	$8,508	$6,746
Average goodwill and other intangibles	414	457
Average tangible segment capital	$8,094	$6,289
Return on average segment capital (A)	33.8%	35.1%
Return on average tangible segment capital (A)	35.5%	37.6%

International Card Services
Segment income	$731	$587
Average segment capital	$2,962	$2,279
Average goodwill and other intangibles	1,500	788
Average tangible segment capital	$1,462	$1,491
Return on average segment capital (A)	24.7%	25.8%
Return on average tangible segment capital (A)	50.0%	39.4%

Global Commercial Services
Segment income	$731	$549
Average segment capital	$3,649	$3,548
Average goodwill and other intangibles	1,847	1,908
Average tangible segment capital	$1,802	$1,640
Return on average segment capital (A)	20.0%	15.5%
Return on average tangible segment capital (A)	40.6%	33.5%

Global Network & Merchant Services
Segment income	$1,337	$1,085
Average segment capital	$1,993	$1,746
Average goodwill and other intangibles	209	105
Average tangible segment capital	$1,784	$1,641
Return on average segment capital (A)	67.1%	62.1%
Return on average tangible segment capital (A)	74.9%	66.1%

(A)
Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital.  Return on average tangible segment capital, a non-GAAP measure, is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles.  The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This supplement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

•
changes in global economic and business conditions, including consumer and business spending, the availability and cost of credit, unemployment and political conditions, all of which may significantly affect spending on American Express cards, delinquency rates, loan balances and other aspects of the Company’s business and results of operations;

•
changes in capital and credit market conditions, including sovereign credit worthiness, which may significantly affect the Company’s ability to meet its liquidity needs, access to capital and cost of capital, including changes in interest rates; changes in market conditions affecting the valuation of the Company’s assets; or any reduction in the Company’s credit ratings or those of its subsidiaries, which could materially increase the cost and other terms of the Company’s funding, restrict its access to the capital markets or result in contingent payments under contracts;

•
litigation, such as class actions or proceedings brought by governmental and regulatory agencies (including the lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general), that could result in (i) the imposition of behavioral remedies against the Company or the Company voluntarily making certain changes to its business practices, the effects of which in either case could have a material adverse impact on the Company’s financial performance; (ii) the imposition of substantial monetary damages in private actions against the Company; and/or (iii) damage to the Company’s global reputation and brand;

•
legal and regulatory developments wherever the Company does business, including legislative and regulatory reforms in the United States, such as the Dodd-Frank Reform Act’s stricter regulation of large, interconnected financial institutions, changes in requirements relating to securitization and the establishment of the Bureau of Consumer Financial Protection, which could make fundamental changes to many of the Company’s business practices or materially affect its capital requirements, results of operations, or ability to pay dividends or repurchase its stock; actions and potential future actions by the FDIC and credit rating agencies applicable to securitization trusts, which could impact the Company’s ABS program; or potential changes in the federal tax system that could substantially alter, among other things, the taxation of the Company’s international businesses, the allowance of deductions for significant expenses, or the incidence of consumption taxes on the Company’s transactions, products and services;

•
the ability of the Company to generate its on-average and over-time growth targets for revenues net of interest expense, earnings per share and return on average equity, which will depend on the factors such as the Company’s success in implementing its strategies and initiatives, meeting its targets for operating expenses and on factors outside management’s control including changes in the economic and business environment, the effectiveness of marketing and loyalty programs, and the willingness of cardmembers to sustain spending;

•
the Company’s net interest yield on U.S. cardmember loans not remaining at historical levels, which will be influenced by, among other things, the effects of the CARD Act (including the regulations requiring the Company to periodically reevaluate APR increases), interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the credit quality of the Company’s portfolio and the Company’s cardmember acquisition strategy, product mix, cost of funds, credit actions, including line size and other adjustments to credit availability, and potential pricing changes;

•
changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices the Company charges merchants that accept the Company’s cards and the success of marketing, promotion or rewards programs;

•
changes in technology or in the Company’s ability to protect its intellectual property (such as copyrights, trademarks, patents and controls on access and distribution), and invest in and compete at the leading edge of technological developments across the Company’s businesses, including technology and intellectual property of third parties on whom the Company relies, all of which could materially affect the Company’s results of operations;

•
data breaches and fraudulent activity, which could damage the Company’s brand, increase the Company’s costs or have regulatory implications, and changes in regulation affecting privacy and data security under federal, state and foreign law, which could result in higher compliance and technology costs to the Company or the Company’s vendors;

•
changes in the Company’s ability to attract or retain qualified personnel in the management and operation of the Company’s business, including any changes that may result from increasing regulatory supervision of compensation practices;

•
changes in the financial condition and creditworthiness of the Company’s business partners, such as bankruptcies, restructurings or consolidations, involving merchants that represent a significant portion of the Company’s business, such as the airline industry, or the Company’s partners in Global Network Services or financial institutions that the Company relies on for routine funding and liquidity, which could materially affect the Company’s financial condition or results of operations;

•
uncertainties associated with business acquisitions, including the ability to realize anticipated business retention, growth and cost savings, accurately estimate the value of goodwill and intangibles associated with individual acquisitions, effectively integrate the acquired business into the Company’s existing operations or implement or remediate controls, procedures and policies at the acquired company;

•
uncertainty relating to the actual growth of operating expenses in 2012 and subsequent years, which will depend in part on the Company’s ability to balance the control and management of expenses and the maintenance of competitive service levels to its businesses and customers, unanticipated increases in significant categories of operating expenses, such as consulting or professional fees, compliance or regulatory costs and technology costs, higher than expected employee levels due to lower than expected attrition rates or employee needs not currently anticipated, the Company’s decision to increase or decrease discretionary operating expenses depending on overall business performance, the impact of changes in foreign currency exchange rates on costs and results, and the level of acquisition activity and related expenses;

•
uncertainty in the growth of operating expenses relative to the growth of revenues in 2012 and subsequent years and the possibility that the ratio of total expenses to revenues will not migrate back towards historical levels over time, which will depend on (i) factors affecting revenue, such as, among other things, the growth of consumer and business spending on American Express cards, higher travel commissions and fees, the growth of and/or higher yields on the loan portfolio and the development of new revenue opportunities and (ii) the success of the Company in containing operating expenses, which will be impacted by, among other things, the factors identified in the preceding bullet, and in containing other expenses including the Company’s ability to control and manage marketing and promotion expenses as described below as well as expenses related to increased redemptions or other growth in rewards and cardmember services expenses.  Further, in any period, the ability to grow revenue faster than operating expenses and the ratio of total expenses to revenues may be impacted by rapid decreases in revenues that cannot be matched by decreases in operating expenses;

•
uncertainty in the amount of marketing and promotion expenses relative to the revenues in 2012, which will depend on (i) factors affecting revenue, which will be impacted by, among other things, the factors identified in the preceding bullet and (ii) the Company’s ability to control and manage marketing and promotion expenses as described below,  the availability of opportunities to invest at a higher level due to favorable business results and changes in macroeconomic conditions;

•
changes affecting the success of the Company’s reengineering and other cost control initiatives, which may result in the Company not realizing all or a significant portion of the benefits that the Company intends;

•
the actual amount to be spent by the Company on investments in the business, including on marketing, promotion, rewards and cardmember services and certain operating expenses, which will be based in part on management’s assessment of competitive opportunities and the Company’s performance and the ability to control and manage operating, infrastructure, advertising, promotion and rewards expenses as business expands or changes, including the changing behavior of cardmembers;

•	the effectiveness of the Company’s risk management policies and procedures, including credit risk relating to consumer debt, liquidity risk in meeting business requirements and operational risk;

•
the Company’s lending write-off rates for 2012 not remaining below the average historical levels of the last ten years, which will depend in part on changes in the level of the Company’s loan balances, delinquency rates of cardmembers, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
changes affecting the Company’s ability or desire to repurchase up to $4 billion of its common shares in 2012 and up to $1 billion in the first quarter of 2013, such as acquisitions, results of operations and capital needs, among other factors;

•
the ability of the Company to maintain and expand its presence in the digital payments space, including as an online payments provider, which will depend on the Company’s success in evolving its business models and processes for the digital environment, building partnerships and executing programs with companies, and utilizing digital capabilities that can be leveraged for future growth;

•
changes affecting the Company’s ability to accept or maintain deposits due to market demand or regulatory constraints, such as changes in interest rates and regulatory restrictions on the Company’s ability to obtain deposit funding or offer competitive interest rates, which could affect the Company’s liquidity position and the Company’s ability to fund the Company’s business;

•
the failure of the U.S. Congress to renew legislation regarding the active financing exception to Subpart F of the Internal Revenue Code, which could increase the Company’s effective tax rate and have an adverse impact on net income;

•
factors beyond the Company’s control such as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, terrorism, “hackers” or fraud, which could affect travel-related spending or disrupt the Company’s global network systems and ability to process transactions; and

•
the Company’s funding plan for 2012 being implemented in a manner inconsistent with current expectations, which will depend on various factors such as future business growth, the impact of global economic, political and other events on market capacity, demand for securities offered by the Company, regulatory changes, ability to securitize and sell receivables and the performance of receivables previously sold in securitization transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the Company’s other filings with the Securities and Exchange Commission.